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                                                                     Exhibit 4.4


                                WARRANT AGREEMENT


                                   Dated as of

                                 April 10, 1997

                                     between

                             UROHEALTH SYSTEMS, INC.


                                       and


                              THE BANK OF NEW YORK,

                                as Warrant Agent








                                  Warrants for
                                 Common Stock of
                             UROHEALTH Systems, Inc.







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                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   Definitions

SECTION 1.1   Definitions...................................................  1
SECTION 1.2   Other Definitions.............................................  4


                                   ARTICLE II

                              Warrant Certificates

SECTION 2.1   Form of Warrant Certificates..................................  5
SECTION 2.2   Legends.......................................................  6
SECTION 2.3   Execution and Delivery of Warrant Certificates ...............  7
SECTION 2.4   Loss or Mutilation............................................  8


                                   ARTICLE III

                                 Exercise Terms

SECTION 3.1   Exercise Price................................................  9
SECTION 3.2   Certification of Consolidated EBITDA..........................  9
SECTION 3.3   Expiration....................................................  9
SECTION 3.4   Manner of Exercise............................................ 10
SECTION 3.5   Issuance of Warrant Shares.................................... 10
SECTION 3.6   Fractional Warrant Shares..................................... 10
SECTION 3.7   Reservation of Warrant Shares................................. 11
SECTION 3.8   Compliance with  Law.......................................... 11




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                                                                            Page
                                                                            ----


                                   ARTICLE IV

                             Antidilution Provisions

SECTION 4.1   Adjustment of Exercise Price and Warrant Number .............. 12
SECTION 4.2   Minimum Adjustment............................................ 23
SECTION 4.3   Notice of Adjustment.......................................... 24
SECTION 4.4   Notice of Certain Transactions................................ 25
SECTION 4.5   Adjustment to Warrant Certificate............................. 25
SECTION 4.6   Issuance of Due Bills......................................... 25


                                    ARTICLE V

                                 Transferability

SECTION 5.1   Transfer and Exchange......................................... 26
SECTION 5.2   Registration, Registration of Transfer and Exchange .......... 27
SECTION 5.3   Book-Entry Provisions for the Rule 144A
                 Global Warrant............................................. 27
SECTION 5.4   Special Transfer Provisions................................... 28
SECTION 5.5   Surrender of Warrant Certificates............................. 30


                                   ARTICLE VI

                                  Warrant Agent

SECTION 6.1   Appointment of Warrant Agreement.............................. 31
SECTION 6.2   Rights and Duties of Warrant Agent............................ 31
SECTION 6.3   Individual Rights of Warrant Agent............................ 32
SECTION 6.4   Warrant Agent's Disclaimer.................................... 32
SECTION 6.5   Compensation and Indemnity.................................... 32
SECTION 6.6   Successor Warrant Agent....................................... 33





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                                                                            Page


                                   ARTICLE VII

                                  Miscellaneous

SECTION 7.1   Company Resales............................................... 35
SECTION 7.2   SEC Reports and Other Information............................. 35
SECTION 7.3   Rule 144A..................................................... 35
SECTION 7.4   Persons Benefitting........................................... 35
SECTION 7.5   Rights of Holders............................................. 35
SECTION 7.6   Amendment..................................................... 36
SECTION 7.7   Notices....................................................... 36
SECTION 7.8   Governing Law................................................. 37
SECTION 7.9   Successors.................................................... 38
SECTION 7.10  Multiple Originals............................................ 38
SECTION 7.11  Table of Contents............................................. 38
SECTION 7.12  Severability.................................................. 38
SECTION 7.13  Further Assurances............................................ 38

EXHIBIT A     Form of Face of Warrant Certificate

EXHIBIT B     Certificate To Be Delivered upon
              Exchange or Registration of
              Transfer of Warrants




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         WARRANT AGREEMENT (this "Agreement") dated as of April 10, 1997, between UROHEALTH SYSTEMS, INC., a Delaware corporation (together with its permitted successors and assigns, the "Company"), and THE BANK OF NEW YORK, as Warrant Agent (together with its permitted successors and assigns, the "Warrant Agent").

         WHEREAS, the Company has entered into a purchase agreement, dated April 3, 1997, with Bear, Stearns & Co. Inc. (the "Initial Purchaser"), in which the Company has agreed to sell to the Initial Purchaser 110,000 Units consisting of $110,000,000 aggregate principal amount of 12.5% Senior Subordinated Notes due
2004 (the "Notes") of the Company and    Warrants, as hereinafter described (the
"Warrants"), to purchase shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company.

         WHEREAS, the Company desires that the Warrant Agent act on behalf of the Company in connection with the issuances, division, transfer, exchange, substitution and exercise of the Warrants, and the Warrant Agent is willing so to act.

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of Warrants:

                                    ARTICLE I

                                   Definitions

         SECTION 1 Definitions. "Affiliate" of any specified Person means (i) any other Person which, directly or indirectly, is controlling or controlled by or under direct or indirect common control with such specified Person, or (ii) any other Person who is a director or executive officer (A) of such Person, (B) of any subsidiary of such specified Person or (C) of any Person described in clause (i) above. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Affiliate shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company and any Person who would be an Affiliate of any such beneficial owner.

         "Board" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

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         "Business Day" means each day that is not a Saturday, a Sunday or a day on which banking institutions are not required to be open in New York City or in the city where the Warrant Agent's principal corporate trust office is located.

         "Certificated Warrants" means certificated Warrants in fully registered definitive form.

         "Common Stock" has the meaning ascribed thereto in the preamble to this Agreement.

         "Consolidated EBITDA" shall have the meaning ascribed thereto in the Indenture.

         "DTC" means The Depository Trust Company.

         "Exercise Price" shall have the meaning set forth in Section 3.1.

         "Expiration Date" shall have the meaning set forth in Section 3.3.

         "Extraordinary Cash Dividend" means that portion, if any, of the aggregate amount of all dividends paid by the Company on its Common Stock in any fiscal year in excess of $1.0 million.

         "Fair Market Value" means, with respect to any asset or Property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined, except as otherwise provided, (i) if such property or asset has a Fair Market Value of less than $1 million, by any Officer of the Company or (ii) if such property or asset has a Fair Market Value in excess of $1 million, by a majority of the Board of Directors of the Company and evidenced by a Board Resolution, dated within 30 days of the relevant transaction.

         "Indenture" means that certain Indenture governing the terms of the Company's 12.5% Senior Subordinated Notes due 2004, dated as of April 10, 1997, by and between the Company and The Bank of New York, as trustee.

         "Issue Date" means the date on which Warrants are initially issued.

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         "Officer" means the Chairman of the Board, the Chief Executive Officer,
the President, the Chief Financial Officer or the Treasurer of the Company.

         "Person" means any individual, corporation, company (including any limited liability company), partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Redeemable Stock" means, with respect to any Person, any capital stock that by its terms (or by the terms of any security into which it is convertible or exchangeable) or otherwise (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is or may become redeemable or repurchasable at the option of the holder thereof, in whole or in part, or (iii) is convertible or exchangeable for indebtedness.

         "Restricted Warrant" means a Rule 144A Global Warrant (as defined in
Section 2.3) or a Restricted Certificated Warrant (as defined in Section 2.3).

         "Rule 144A" means Rule 144A under the Securities Act.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Voting Stock" means all classes of capital stock of a corporation then outstanding and normally entitled to vote in the election of directors.

         "Warrant Registration Rights Agreement" means that certain Warrant Registration Rights Agreement between the Company and the Purchaser named therein, dated as of April 10, 1997, relating to the Warrants and the Warrant Shares.

         "Warrant Shares" means the Common Stock (and other securities) issuable upon the exercise of the Warrants.

         SECTION 1.2 Rules of Construction. Unless the text otherwise requires:

                  (i) a term has the meaning assigned to it;

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                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

                  (iii) "or" is not exclusive;

                  (iv) "including" means including, without limitation; and

                  (v) words in the singular include the plural and words in the plural include the singular.


                                   ARTICLE II

                              Warrant Certificates

         SECTION 1 Form of Warrant Certificates. Certificates representing the Warrants (the "Warrant Certificates") shall be in registered form only and substantially in the form attached hereto as Exhibit A. The Warrant Certificates shall be dated the date on which countersigned by the Warrant Agent and shall have such insertions as are appropriate or required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements typed, stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto, or to conform to usage. The Company shall approve the form of the Warrant Certificates and any notation, legend or endorsement on them.

         The terms and provisions contained in the forms of the Warrant Certificates annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Agreement.

         The definitive Warrant Certificates shall be typed, printed, lithographed or engraved or produced by any combination of these methods, all as determined by the officer of the Company executing such Warrant Certificates, as evidenced by such officer's execution of such Warrant Certificates.

         Pending the preparation of definitive Warrant Certificates, temporary Warrant Certificates may be issued, which may be printed, lithographed, typewritten,

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mimeographed or otherwise produced, and which will be substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued.

         If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates to the Warrant Agent, without charge to the Holder. Until so exchanged the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

         SECTION 2 Legends. Unless and until a Warrant or Warrant Share is sold under an effective registration statement, each Warrant Certificate evidencing the Global Warrant and the Certificated Warrants (and all Warrant Certificates issued in exchange therefor or substitution thereof) and each certificate representing the Warrant Shares shall bear a legend in substantially the following form (with any appropriate modification for the Warrant Shares):

         "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO RULE 144A, FOR SO LONG AS IT IS AVAILABLE, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER

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IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED
INVESTOR," WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OTHER INFORMATION SATISFACTORY TO IT, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

         SECTION 3 Execution and Delivery of Warrant Certificates. Warrant Certificates evidencing 110,000 Warrants to purchase initially an aggregate (subject to the contingency described in Section 3.1) of up to 996,600 Warrant Shares shall be executed on or prior to the Issue Date, by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall thereupon countersign and deliver such Warrant Certificates upon the order and at the direction of the Company to the purchasers thereof on the date of issuance. The Warrant Agent is hereby authorized to countersign and deliver Warrant Certificates as required hereby.

         The Warrant Certificates shall be executed on behalf of the Company by its President or any Vice President, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be countersigned manually by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issuance and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company.

         Warrants offered and sold in reliance on Rule 144A shall be issued initially in the form of a single, permanent global Warrant Certificate in definitive, fully registered form, substantially in the form set forth in Exhibit A (the "Rule 144A Global

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Warrant"), deposited with the Warrant Agent, as custodian for DTC, duly executed by the Company and countersigned by the Warrant Agent. The aggregate number of Warrants represented by the Rule 144A Global Warrant may from time to time be increased or decreased by adjustments made on the records of the Warrant Agent, as custodian for DTC, or its nominee, as hereinafter provided.

         Warrants offered and sold in their initial distribution to a limited number of institutions that are accredited investors (which are not QIBs) within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (and institutions in which all the equity owners are such accredited investors) (together referred to as "Institutional Accredited Investors") in transactions exempt from registration under the Securities Act will be delivered in certificated fully registered form (a "Restricted Certificated Warrant") substantially in the form set forth in Exhibit A. Such Warrants shall be delivered to such Institutional Accredited Investors only upon the execution and delivery to the Company and the Initial Purchaser of an institutional accredited investor transferee compliance letter (an "Investor Letter") substantially in the form of Appendix A to the Company's Offering Memorandum, dated April 3, 1997 (the "Offering Memorandum"). Restricted Certificated Warrants may not be transferred or exchanged for interests in the Rule 144A Global Warrant or another Restricted Certificated Warrant except as provided herein.

         SECTION 4 Loss or Mutilation. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity satisfactory to them and (in the case of mutilation) upon surrender and cancellation thereof, then, in the absence of notice to the Company or the Warrant Agent that the Warrants represented thereby have been acquired by a bona fide purchaser, the Company shall execute and the Warrant Agent shall countersign and deliver to the registered Holder of the lost, stolen, destroyed or mutilated Warrant Certificate, in exchange for or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. Upon the issuance of any new Warrant Certificate under this Section 2.4, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the reasonable fees and expenses of the Warrant Agent and of counsel to the Company) in connection therewith. Every new Warrant Certificate executed and delivered pursuant to this Section 2.4 in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute a contractual obligation of the Company, whether or not the allegedly lost, stolen or destroyed Warrant Certificates shall be at any time enforceable under applicable law, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section

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2.4 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.


                                   ARTICLE III

                                 Exercise Terms

         SECTION 1 Exercise Price. The number of Warrant Shares into which each Warrant will be exercisable (subject to adjustment as provided in this Agreement) shall initially be (i) 4.44 or (ii) if the Company has Consolidated EBITDA of less than $32.5 million for its fiscal year ended March 31, 1998,
9.06. Subject to Article IV, the Warrants will not be exercisable prior to June 30, 1998. The Warrants will be exercisable on or after June 30, 1998, initially at a price per Warrant Share of $9.50 (the "Exercise Price").

         SECTION 2 Certification of Consolidated EBITDA. On or prior to June
30, 1998, the Company must (i) issue a press release and (ii) deliver an Officer's Certificate (as defined in the Indenture) to the Warrant Agent, in each case setting forth in reasonable detail the calculation of the Company's Consolidated EBITDA for its fiscal year ended March 31, 1998. Such calculation shall be agreed to by the Company's independent public accountants, provided that no such agreement shall be required in the event that the certified Company reports Consolidated EBITDA for such period of less than $32.5 million.

         SECTION 3 Expiration. A Warrant shall terminate and become void as of the earlier of (i) the close of business on April 1, 2004 ( "the Expiration Date") or (ii) the date such Warrant is exercised. The Company shall give notice not less than 90, and not more than 120, days prior to the Expiration Date to the registered holders ("Holders") of all then outstanding Warrants to the effect that the Warrants will terminate and become void as of the close of business on the Expiration Date.

         SECTION 4 Manner of Exercise. Warrants (including the 144A Global Warrant, if applicaple) may be exercised, subject to Section 3.8 upon surrender to the Warrant Agent of the Warrant Certificates, together with the form of election to purchase Common Stock on the reverse thereof duly filled in and signed by the Holder thereof. The rights represented by the Warrants shall be exercisable at the election of the Holders thereof either in full or from time to time in part and in the event that a Warrant Certificate is surrendered for exercise in respect of less than all the Warrant Shares purchasable on such exercise at any time prior to the Expiration Date a new Warrant Certificate exercisable for the remaining Warrant Shares will be issued. The Warrant Agent shall countersign and deliver the required new

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Warrant Certificates, and the Company, at the Warrant Agent's request, shall supply the Warrant Agent with Warrant Certificates duly signed on behalf of the Company for such purpose.

         SECTION 5 Issuance of Warrant Shares. Upon the surrender of Warrant Certificates, as set forth in Section 3.4, the Company shall issue and cause the Warrant Agent or, if appointed, a transfer agent for the Common Stock ("Stock Transfer Agent") to countersign and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants or other securities or property to which it is entitled, registered or otherwise, to the Person or Persons entitled to receive the same, together with cash as provided in Section 3.6 in respect of any fractional Warrant Shares otherwise issuable upon such exercise. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the per share Exercise Price, as aforesaid; provided, however, that if, at such date, the transfer books for the Warrant Shares shall be closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificates for such Warrant Shares; provided, further, however, that such transfer books, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 calendar days.

         SECTION 6 Fractional Warrant Shares. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be exercised in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares purchasable pursuant thereto. If any fraction of a Warrant Share would, except for the provisions of this Section 3.6, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the market price for one Warrant Share on the trading day immediately preceding the date the Warrant is exercised, multiplied by such fraction, computed to the nearest whole cent.

         SECTION 7 Reservation of Warrant Shares. The Company shall at all times keep reserved out of its authorized shares of Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants. The registrar for the Common Stock (the "Registrar") shall at all times until the Expiration Date reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Stock Transfer Agent. The Company will

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supply such Stock Transfer Agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section 3.6. The Company will furnish to such Stock Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each Holder.

         Before taking any action which would cause an adjustment pursuant to
Article IV to reduce the Exercise Price below the then par value (if any) of the Common Stock, the Company shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the Exercise Price as so adjusted.

         The Company covenants that all shares of Common Stock which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights, free from all taxes and free from all liens, charges and security interests, created by or through the Company, with respect to the issue thereof.

         SECTION 8 Compliance with Law. (a) Notwithstanding anything in this Agreement to the contrary, in no event shall a Holder be entitled to exercise a Warrant unless (i) a registration statement filed under the Securities Act in respect of the issuance of the Warrant Shares is then effective or (ii) in the opinion of counsel to the Company addressed to the Warrant Agent an exemption from the registration requirements is available under the Securities Act for the issuance of the Warrant Shares (and the delivery of any other securities for which the Warrants may at the time be exercisable) at the time of such exercise.

         (b) If any shares of Common Stock required to be reserved for purposes of exercise of Warrants require, under any other Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange before such shares may be issued upon exercise, the Company will in good faith and as expeditiously as possible endeavor also to cause such shares to be duly registered or approved by such governmental authority or listed on the relevant national securities exchange, as the case may be.


                                   ARTICLE IV

                             Antidilution Provisions

         SECTION 1 Adjustment of Exercise Price and Warrant Number. The number of Warrant Shares issuable upon the exercise of each Warrant (the "Warrant


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


Number") is subject to adjustment from time to time upon the occurrence of the events enumerated in, or as otherwise provided in, this Section 4.1.

                  (a) Adjustment for Change in Capital Stock

         If the Company:

                  (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                  (2) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares;

                  (3) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares;

                  (4) makes a distribution on Common Stock in shares of its capital stock other than Common Stock; or

                  (5) issues by reclassification of its Common Stock any shares of its capital stock (other than reclassification arising solely as a result of a change in the par value or no par value of the Common Stock);

then the Warrant Number in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which it would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

         The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

         Such adjustment shall be made successively whenever any event listed above shall occur. If the occurrence of any event listed above results in an adjustment under subsection (b) or (c) below, no further adjustment shall be made under this subsection (a).

         The Company shall not issue shares of Common Stock as a dividend or distribution on any class of capital stock other than Common Stock with the intention of


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denying the Warrant Holders the benefit of the foregoing provisions unless the Warrant Holders also receive such dividend or distribution on a ratable basis or the appropriate adjustment to the Warrant Number is made under this
Section 4.1.

                  (b) Adjustment for Rights Issue

         If the Company distributes (and receives no consideration therefor) any rights, options or warrants (whether or not immediately exercisable) to all holders of any class of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the Specified Value (as defined in Section 4.1(g) hereof) per share on the record date relating to such distribution, the Warrant Number shall be adjusted in accordance with the formula:

                           W' = W x   O + N
                                     --------
                           O + N x P
                               -------
                                         M
where:

                  W'       = the adjusted Warrant Number.

                  W        = the Warrant Number immediately prior to the record
                             date for any such distribution.

                  O        = the number of shares of Common Stock outstanding on
                             the record date for any such distribution.

                  N        = the number of additional shares of Common Stock
                             issuable upon exercise of such rights, options or warrants.

                  P        = the exercise price per share of such rights,
                             options or warrants.

                  M        = the Specified Value per share of Common Stock on
                             the record date for any such distribution.

         The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the adjusted Warrant Number shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

              (c) Adjustment for Other Distributions

         If the Company distributes to all holders of any class of its Common Stock (i) any evidences of indebtedness of the Company or any of its subsidiaries, (ii) any assets of the Company or any of its subsidiaries, or
(iii) any rights, options or warrants to acquire any of the foregoing or to acquire any other securities of the Company, the Warrant Number shall be adjusted in accordance with the formula:

                           W' = W x   M
                                    ------
                                     M - F

where:


                  W'       = the adjusted Warrant Number.

                  W        = the Warrant Number immediately prior to the record
                             date mentioned below.

                  M        = the Specified Value per share of Common Stock on
                             the record date mentioned below.

                  F        = the fair market value on the record date mentioned
                             below of the shares, the indebtedness, assets, rights, options or warrants distributable to the holder of one share of Common Stock.

         The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. If an adjustment is made pursuant to this subsection (c) as a result of the issuance of rights, options or warrants and at the end of the period during which any such rights, options or warrants are exercisable, not all such rights, options or warrants shall have been exercised, the adjusted Warrant Number shall be immediately readjusted as if "F" in the above formula was the fair market value on the record date of the indebtedness or assets actually distributed upon exercise of such rights, options or warrants divided by the number of shares of Common Stock outstanding on the record date.

         This subsection does not apply to any transaction described in subsection (a) of this Section 4.1 or to rights, options or warrants referred to in subsection (b) of this Section 4.1.

              (d) Adjustment for Common Stock Issue

         If the Company issues shares of Common Stock for a consideration per share less than the Specified Value per share on the date the Company fixes the offering price of such additional shares, the Warrant Number shall be adjusted in accordance with the formula:

                             W' = W x  A
                                      ---
                                                  O +  P
                                                      ---
                                                       M

where:

                  W'       = the adjusted Warrant Number.

                  W        = the Warrant Number immediately prior to any such
                             issuance.

                  O        = the number of shares of Common Stock outstanding
                             immediately prior to the issuance of such additional shares of Common Stock.

                  P        = the aggregate consideration received for the
                             issuance of such additional shares of Common Stock.

                  M        = the Specified Value per share of Common Stock on
                             the date of issuance of such additional shares.

                  A        = the number of shares of Common Stock outstanding
                             immediately after the issuance of such additional shares of Common Stock.

         The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

         This subsection (d) does not apply to any of the transactions described in subsection (a) of this Section 4.1 or the issuances described below:

                  (aa) The issuance of Common Stock upon the conversion, exercise or exchange of any Convertible Securities (as defined below), including the Warrants, outstanding on the date hereof or for which an adjustment has been made pursuant to Section 4.1; or

                  (bb) (a) The grant of rights to purchase shares of Common Stock representing, in the aggregate, up to 5% of the outstanding shares of Common Stock, and the issuance of such shares of Common Stock upon exercise of such rights, to directors or members of management of the Company and its Subsidiaries pursuant to management incentive plans, stock option and stock purchase plans or agreements adopted by the Board of Directors of the Company and (b) following the acquisition by the Company of any of the rights or shares referred to in clause (a) the reissuance of any such acquired rights and the issuance of shares of Common Stock upon exercise thereof.

                  (e) Adjustment for Convertible Securities Issue

         If the Company issues any options, warrants or other securities convertible into or exchangeable or exercisable for Common Stock (other than securities issued in transactions described in subsection (b) or (c) of this
Section 4.1) for a consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such securities less than the Specified Value per share on the date of issuance of such securities, the Warrant Number shall be adjusted in accordance with this formula:

                           W'  = W  x  O + D
                                      -------
                                       O +  P
                                           ---
                                            M

where:

                  W'       = the adjusted Warrant Number.

                  W        = the Warrant Number immediately prior to any such
                             issuance.

                  O        = the number of shares of Common Stock outstanding
                             immediately prior to the issuance of such securities.

                  P        = the sum of the aggregate consideration received for
                             the issuance of such securities and the aggregate minimum consideration receivable by the

                             Company for issuance of Common Stock upon conversion or in exchange for, or upon exercise of, such securities.

                  M   =      the Specified Value per share of Common Stock on
                             the date of issuance of such securities.

                  D   =      the maximum number of shares of Common Stock
                             deliverable upon conversion or in exchange for or upon exercise of such securities at the initial conversion, exchange or exercise rate.

                  The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                  If all of the Common Stock deliverable upon conversion, exchange or exercise of such securities has not been issued when the conversion, exchange or exercise rights of such securities have expired or been terminated, then the adjusted Warrant Number shall promptly be readjusted to the adjusted Warrant Number which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion, exchange or exercise of such securities. If the aggregate minimum consideration receivable by the Company for issuance of Common Stock upon conversion or in exchange for, or upon exercise of, such securities shall be increased by virtue of provisions therein contained or upon the arrival of a specified date or the happening of a specified event, then the Warrant Number shall promptly be readjusted to the Warrant Number which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of such increased minimum consideration.

                  This subsection (e) does not apply to the issuance of the Warrants or to any of the transactions described in paragraph (b) of this
Section 4.1 or excluded from the provisions of paragraph (d) of this Section
4.1.

                           (f)  Adjustment for Tender Offer.

                  If the Company or any Subsidiary of the Company consummates a tender offer for any Common Stock and purchases shares pursuant to such tender offer for an aggregate consideration having a fair market value (as determined reasonably and in good faith by the Board of Directors and described in a board resolution) as of the last time (the "Expiration Time") that tenders may be made pursuant to such tender offer (as it shall have been amended) that, together with (i) the aggregate of the cash plus the fair market value (as determined reasonably and in good faith by the Board of Directors and described in a board resolution) of the consideration paid in respect of any other tender offer by the Company or any Subsidiaries of the Company for any Common Stock consummated within the 12 months preceding the Expiration Time and in respect of which no adjustment pursuant to this subsection (f) has been made previously and (ii) the aggregate amount of any distributions to all holders of Common Stock made exclusively in cash within 12 months preceding the Expiration Time exceeds 7.5% of the product of the Specified Value per share immediately prior to the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, the Warrant Number shall be adjusted in accordance with this formula:

                  W' =      W x M x (O - N)
                                -----------
                                (M x O) - F

where:

                  W' =     the adjusted Warrant Number.

                  W  =     the Warrant Number immediately prior to the
                           Expiration Time.

                  M  =     the Specified Value per share of Common Stock
                           immediately prior to the Expiration Time.

                  O  =     the number of shares of Common Stock outstanding
                           (including any tendered shares) at the Expiration
                           Time.

                  F  =     the fair market value of the aggregate
                           consideration paid for all shares of Common Stock purchased pursuant to the tender offer.

                  N  =     the number of shares of Common Stock accepted for
                           payment in such tender offer.

                  If the number of shares accepted for payment in such tender offer or the aggregate consideration payable therefor have not been finally determined by the opening of business on the day following the Expiration Time, the adjustment required by this subsection (f) shall, pending such final determination, be made based upon the preliminary announced results of such tender offer, and, after such final determination shall have been made, the adjustment required by this subsection (f) shall be based upon the number of shares accepted for payment in such tender offer and the aggregate consideration payable therefor as so finally determined.

                           (g) "Specified Value" per share of Common Stock or of any other security (herein collectively referred to as a "Security") at any date shall be:

                           (i) if the Security is not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (i) the value of the Security determined in good faith by a majority of the independent members of the Board of Directors of the Company and certified in a board resolution, or

                           (ii) if the Security is registered under the Exchange Act, the average of the daily market prices for each business day during the period commencing 10 business days before such date and ending on the date one day prior to such date or, if the Security has been registered under the Exchange Act for less than 30 consecutive business days before such date, then the average of the daily market prices (as hereinafter defined) for all of the business days before such date for which daily market prices are available. If the market price is not determinable for at least 15 business days in such period, the Specified Value of the Security shall be determined as if the Security was not registered under the Exchange Act.

                  The "market price" for any Security on each business day means: (A) if such Security is listed or admitted to trading on any securities exchange, the closing price, regular way, on such day on the principal exchange on which such Security is traded, or if no sale takes place on such day, the average of the closing bid and asked prices on such day or (B) if such Security is not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if there is no such last reported sale price on such day, the average of the closing bid and the asked prices on such day, as reported by a reputable quotation source designated by the Company. If there are no such prices on a business day, then the market price shall not be determinable for such business day.

                  In the case of Common Stock, if more than one class of Common Stock is outstanding, the "Specified Value" shall be the highest of the Specified Values per share of such classes of Common Stock.

                  "Convertible Securities" means any security convertible into or exercisable or exchangeable for shares of Common Stock and any right, option or warrant to purchase shares of Common Stock.

                           (h)  Consideration Received

                  For purposes of any computation respecting consideration received pursuant to subsections (d) and (e) of this Section 4.1, the following shall apply:

                           (1) in the case of the issuance of shares of Common
Stock for cash, the consideration shall be the amount of such cash (without any deduction being made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith);

                           (2) in the case of the issuance of shares of Common
Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof (irrespective of the accounting treatment thereof) as determined in good faith by the Board of Directors; and

                           (3) in the case of the issuance of options, warrants
or other securities convertible into or exchangeable or exercisable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (l) and
(2) of this subsection).

                           (i)  Adjustment to Exercise Price

                  Upon each adjustment to the Warrant Number pursuant to this
Section 4.1, the Exercise Price shall be adjusted so that it is equal to the Exercise Price in effect immediately prior to such adjustment multiplied by a quotient, the numerator of which is the Warrant Number in effect immediately prior to such adjustment, and the denominator of which is the Warrant Number in effect immediately after such adjustment.

                           (j)  When No Adjustment Required

                  If an adjustment is made upon the establishment of a record date for a distribution subject to subsection (a), (b) or (c) hereof and such distribution is subsequently cancelled, the Warrant Number and Exercise Price then in effect shall be readjusted, effective as of the date when the Board of Directors determines to cancel such distribution, to that which would have been in effect if such record date had not been fixed.

                  To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the amount of cash into which such Warrants are exercisable. Interest will not accrue on the cash.

                           (k)  Voluntary Reduction

                  The Company from time to time may reduce the Exercise Price by any amount for any period of time (including, without limitation, permanently) if the period is at least 20 days and if the reduction is irrevocable during the period.

                  Whenever the Exercise Price is reduced, the Company shall mail to the Holders a notice of the reduction. the Company shall mail the notice at least 15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect.

                  A reduction of the Exercise Price under this Subsection (k) (other than a permanent reduction) does not change or adjust the Exercise Price otherwise in effect for purposes of subsections (a), (b), (c), (d), (e), or (f) of this Section 4.1.

                           (l)  Reorganizations

                  If the Company, in a single transaction or through a series of related transactions, consolidates with or merges with or into any other person or sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its properties and assets to another Person or group of affiliated Persons or is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Stock (any such transaction, an "Extraordinary Transaction"), as a condition to consummating any such Extraordinary Transaction, the Person formed by or surviving any such consolidation or merger, if other than the Company, or the Person to whom such transfer has been made (the "Surviving Person") shall enter into a supplemental warrant agreement pursuant to which it agrees to assume all of the obligations of the Company under the Warrants and the Warrant Registration Rights Agreement. If such Extraordinary Transaction occurs prior to June 30, 1998, then (i) the Warrants shall become exercisable immediately upon the consummation of such Extraordinary Transaction for the kind and amount of consideration that the Holder thereof would have received as a result of the Extraordinary Transaction if such Holder had exercised the Warrant for 4.44 shares of Common Stock, subject to prior adjustment, immediately prior to the consummation of the Extraordinary Transaction, and (ii) in addition, the Surviving Person shall, upon consummation of the Extraordinary Transaction, issue to each Holder of Warrants on that date, a new Warrant Certificate having the same terms as the Warrants but representing the right to receive, on and after June 30, 1998 if the Surviving Person's Consolidated EBITDA, on a pro forma basis after giving effect to the Extraordinary Transaction, for the twelve-month period ending March 31, 1998 is less than $32.5 million, the kind and amount of consideration that such Holder would have received as a result of the Extraordinary Transaction if such Holder had exercised the Warrant for 4.62 shares of Common Stock, subject to adjustment, immediately prior to the consummation of the Extraordinary Transaction.

                           (m)  Form of Warrants

                  Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

                           (n)  Other Dilutive Events

                  In case any event shall occur as to which the provisions of this Section 4.1 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by the Warrants in accordance with the essential intent and principles of such sections, then, in each such case, the Company shall make a good faith adjustment to the Exercise Price and Warrant Number into which each Warrant is exercisable in accordance with the intent of this Section 4.1 and, upon the written request of the holders of a majority of the Warrants, shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 4.1, necessary to preserve, without dilution, the purchase rights represented by these Warrants. Upon receipt of such opinion, the Company shall promptly mail a copy thereof to the Holder of each Warrant and to the Warrant Agent and shall make the adjustments described therein.

                           (o)  Miscellaneous

                  For purpose of this Section 4.1, the term "shares of Common Stock" shall mean (i) shares of any class of stock designated as Common Stock of the Company as of the date of this Agreement, (ii) shares of any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value and (iii) shares of Common Stock of the Company or options, warrants or rights to purchase Common Stock of the Company or securities convertible into or exchangeable for shares of Common Stock of the Company outstanding on the date hereof and shares of Common Stock of the Company issued upon exercise, conversion or exchange of such securities. In the event that at any time, as a result of an adjustment made pursuant to this Section 4.1, the holders of Warrants shall become entitled to purchase any securities of the Company other than, or in addition to, shares of Common Stock, thereafter the number or amount of such other securities so purchasable upon exercise of each Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in subsections (a) through (n) of this Section 4.1, inclusive, and the other provisions hereof with respect to the Warrant Shares or the Common Stock shall apply on like terms to any such other securities.

                           SECTION 2 Minimum Adjustment. The adjustments
required by the preceding Section of this Article IV shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the number of shares of Common Stock purchasable upon exercise of Warrants that would otherwise be required shall be made (except in the case of a subdivision or combination of shares of Common Stock, as provided for in Section 4.1) unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% of the number of shares of Common Stock purchasable upon exercise of Warrants immediately prior to the making of such adjustment; provided, however, that any adjustment pursuant to this Article IV (including those that require an increase or decrease in the Exercise Price or the number of shares of Common Stock purchasable upon exercise of Warrants of less than 1%) shall be made no later than the earlier of three years from the date of the transaction that mandates such adjustment and the Expiration Date. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Article IV and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Article IV, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share.

                           SECTION 3 Notice of Adjustment. Whenever the
Exercise Price or the number of shares of Common Stock and other property, if any, purchasable upon exercise of Warrants is adjusted, as herein provided, the Company shall deliver to the Warrant Agent a certificate of a firm of independent accountants selected by the Board (who may be the regular accountants employed by the Company) setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair market value of any evidences of indebtedness, other securities or property or warrants or other subscription or purchase rights), and specifying the Exercise Price and the number of shares of Common Stock purchasable upon exercise of Warrants after giving effect to such adjustment. The Company shall promptly cause the Warrant Agent to mail a copy of such certificate to each Holder in accordance with
Section 7.7. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of shares of Common Stock or other stock or property, purchasable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value of any shares of Common Stock.

                           SECTION 4 Notice of Certain Transactions. In the
event that the Company shall propose (a) to pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, (b) to offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any Extraordinary Transaction or
(d) to effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall within 5 days send to the Warrant Agent and the Warrant Agent shall within 5 days send the Holders a notice (in such form as shall be furnished to the Warrant Agent by the Company) of such proposed action or offer, such notice to be mailed by the Warrant Agent to the Holders at their addresses as they appear in the Certificate register, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, purchasable upon exercise of each Warrant and the Exercise Price after giving effect to any adjustment which will be required as a result of such action. Such notice shall be given by the Company as promptly as possible and, in the case of any action covered by clause (a) or (b) above, at least 10 days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

                           SECTION 4.5 Adjustment to Warrant Certificate. The
form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article IV, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

                           SECTION 6 Issuance of Due Bills. In any case in
which this Article IV shall require that adjustment in the Exercise Price be made as of the record date for a specified event, (x) the Company may elect to defer until the occurrence of such event the issuance to the holder of any Warrant exercised after such record date the shares of Common Stock and other capital stock of the Company, if any, issuable upon such exercise over and above the shares of Common Stock and other capital stock of the Company, if any, issuable upon such exercise upon the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the effectiveness of the event requiring such adjustment and (y) the Common Stock transfer books of the Company shall be deemed to have been opened immediately prior to such record date, whether or not such transfer books were in fact open.


                                    ARTICLE V

                                 Transferability

                           SECTION 1 Transfer and Exchange. The Warrant
Certificates shall be issued in registered form only. The Company shall cause to be kept at the office of the Warrant Agent a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrant Certificates and transfers or exchanges of Warrant Certificates as herein provided. All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefit under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

                           A Holder may transfer its Warrants only by complying
with the terms of this Agreement. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Warrant Agent in the register. Prior to the registration of any transfer of Warrants by a Holder as provided herein, the Company, the Warrant Agent, any agent of the Company or the Warrant Agent may treat the Person in whose name the Warrants are registered as the owner thereof for all purposes and as the Person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding. Furthermore, any Holder of the Rule 144A Global Warrant shall, by acceptance of such Global Warrant, agree that transfers of beneficial interests in such Global Warrant may be effected only through a book-entry system maintained by the Holder of such Global Warrant (or its agent), and that ownership of a beneficial interest in the Warrants represented thereby shall be required to be reflected in a book entry. When Warrant Certificates are presented to the Warrant Agent with a request to register the transfer or to exchange them for an equal amount of Warrants of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange in accordance with the provisions hereof.

                           SECTION 5.2 Registration, Registration of Transfer
and Exchange.

                           When Certificated Warrants are presented to the
Warrant Agent with a request from the Holder of such Warrants to register the transfer or to exchange them for an equal number of Warrants of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange as requested; provided, however, that every Warrant presented and surrendered for registration of transfer or exchange shall be duly endorsed and be accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the Holder thereof or the Holder's attorneys duly authorized in writing.

                           To permit registrations of transfer and exchanges,
the Company shall make available to the Warrant Agent a sufficient number of executed Warrant Certificates to effect such registrations of transfers and exchanges. No service charge shall be made to the Holder for any registration of transfer or exchange of Warrants, but the Company may require from the transferring or exchanging Holder payment of a sum sufficient to cover any transfer tax or similar governmental charge payable upon exchanges pursuant to
Section 2.4 and exchanges in respect of portions of Warrants not exercised and the Company may deduct such taxes from any payment of money to be made and such transfer or exchange shall not be consummated (if such taxes are not deducted in full) unless or until the Holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company and the Warrant Agent that such tax has been paid.

                           SECTION 5.3 Book-Entry Provisions for the Rule 144A
Global Warrant. (a) The Rule 144A Global Warrant initially shall (i) be registered in the name of DTC or the nominee of DTC, (ii) be delivered to the Warrant Agent as custodian for DTC and
(iii) bear legends as set forth in Section 2.2 hereof. Members of, or participants in, DTC ("Agent Members") shall have no rights under this Agreement with respect to the Rule 144A Global Warrant held on their behalf by DTC or the Warrant Agent as its custodian, and DTC may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Rule 144A Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the right of a beneficial owner of any Warrants.

                           (b) Transfers of the Rule 144A Global Warrant shall
be limited to transfers of such Rule 144A Global Warrant in whole, but not in part, to DTC, its successors or their respective nominees. Interests of beneficial owners in the Rule 144A Global Warrant may be transferred in accordance with the rules and procedures of DTC and the provisions of Section
5.4 hereof. Restricted Certificated Warrants shall be transferred to all beneficial owners in exchange for their beneficial interests in the Rule 144A Global Warrant if DTC notifies the Company that it is unwilling or unable to continue as Depositary for the Rule 144A Global Warrant and the Company is unable to locate a qualified successor within 90 days or the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Units, Notes and Warrants in definitive form under the Indenture.

                           (c) In connection with any transfer pursuant to
paragraph (b) of this Section of a portion of the beneficial interests in the Rule 144A Global Warrant to beneficial owners who are required to hold Restricted Certificated Warrants, the Warrant Agent shall reflect on its books and records the date and a decrease in the number of Warrants represented by the Rule 144A Global Warrant in an amount equal to the number of Warrants represented by the beneficial interest in the Rule 144A Global Warrant to be transferred, and the Company shall execute, and the Warrant Agent shall countersign and deliver, one or more Restricted Certificated Warrants of like tenor and amount.

                           (d) In connection with the transfer of the entire
Rule 144A Global Warrant to beneficial owners pursuant to paragraph (b) of this Section , the Rule 144A Global Warrant shall be deemed to be surrendered to the Warrant Agent for cancellation, and the Company shall execute, and the Warrant Agent shall countersign and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in the Rule 144A Global Warrant, Restricted Certificated Warrants of authorized denominations representing, in the aggregate, the number of Warrants theretofore represented by the Rule 144A Global Warrant.

                           (e) Any Restricted Certificated Warrant delivered in
exchange for an interest in a Global Warrant pursuant to paragraph (b) or (d) of this Section shall bear the legend regarding transfer restrictions set forth in
Section 2.2.

                           (f) The registered holder of the Rule 144A Global
Warrant may grant proxies and otherwise authorize any Person, including Agents, Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Agreement or the Warrants.

                           SECTION 5.4 Special Transfer Provisions. The
following provisions shall apply:

                           (a) Transfers to Non-QIB Institutional Accredited
Investors. The following provisions shall apply with respect to the registration of any proposed transfer of Warrants to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

                           (i) The Warrant Agent shall register the transfer of any Warrant Certificate, if (x)(A) the requested transfer is at least two years after the Issue Date or (B) the proposed transferee has delivered to the Warrant Agent certificates substantially in the forms of Exhibits B hereto and (y) if requested by the Warrant Agent or the Company, the proposed transferee has delivered to the Warrant Agent or the Company, an opinion of counsel acceptable to the Warrant Agent or the Company that such transfer is in compliance with the Securities Act.

                           (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the Rule 144A Global Warrant, upon receipt by the Warrant Agent of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with DTC's and the Warrant Agent's procedures, the Warrant Agent shall reflect on its books and records the date and a decrease in the number of Warrants represented by the Rule 144A Global Warrant in an amount equal to the number of Warrants represented by the Rule 144A Global Warrant to be transferred, and the Company shall execute, and the Warrant Agent shall countersign and deliver, one or more Restricted Certificated Warrants of like tenor and amount.

                           (b) Transfers to QIBs. The following provisions shall
apply with respect to the registration of any proposed transfer of Warrants to a
QIB:

                           (i) If the Warrants to be transferred are represented by (x) Restricted Certificated Warrants, the Warrant Agent shall register the transfer if it has received from such transferor a certificate substantially in the form of Exhibit B that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Warrant Certificate stating, or has otherwise advised the Company and the Warrant Agent in writing, that it is purchasing the Warrants for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the Rule 144A Global Warrant, the transfer of such interest may be effected only through the book-entry system maintained by DTC.

                           (ii) If the proposed transferee is an Agent Member, and the Warrants to be transferred are represented by Restricted Certificated Warrants, upon receipt by the Warrant Agent of the documents referred to in clause (i) above and instructions given in accordance with DTC's and the Warrant Agent's procedures, the Warrant Agent shall reflect on its books and records the date and an increase in the number of Warrants represented by the Rule 144A Global Warrant in an amount equal to the number of Warrants represented by the Restricted Certificated Warrants, and the Warrant Agent shall cancel the Restricted Certificated Warrant.

                           (c) General. By its acceptance of any Warrants
represented by a Warrant Certificate bearing the legend in Section 2.2, each Holder of such Warrants acknowledges the restrictions on transfer of such Warrants set forth in this Agreement and in the legend and agrees that it will transfer such Warrants only as provided in this Agreement. The Warrant Agent shall not register a transfer of any Warrants unless such transfer complies with the requirements of this Section 5.4. In connection with any transfer of Warrants, each Holder agrees by its acceptance of Warrants to furnish the Warrant Agent or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided, however, that the Warrant Agent shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information. The Warrant Agent's only obligation to enforce the transfer restrictions of this Agreement shall be to require the certifications and opinions specifically required by this Section
5.4 as a condition to a transfer.

                           (d) Records. The Warrant Agent shall retain copies of
all letters, notices and other written communications received pursuant to
Section 5.3 hereof or this Section 5.4. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Warrant Agent.

                           SECTION 5.5 Surrender of Warrant Certificates. Any
Warrant Certificate surrendered for registration of transfer, exchange, exercise or repurchase of the Warrants represented thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by the Warrant Agent and shall not be reissued by the Company and, except as provided in this Article V in case of an exchange or in Article III hereof in case of the exercise or repurchase of less than all the Warrants represented thereby or in case of a mutilated Warrant Certificate, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall deliver to the Company from time to time such canceled Warrant Certificates.


                                   ARTICLE VI

                                  Warrant Agent

                           SECTION 6.1 Appointment of Warrant Agent. The Company
hereby appoints the Warrant Agent to act as agent for the Company in accordance with provisions of this Agreement and the Warrant Agent hereby accepts such appointment.

                           SECTION 6.2 Rights and Duties of Warrant Agent. (a)
Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship or agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

                           (b) Counsel. The Warrant Agent may consult with
counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

                           (c) Documents. The Warrant Agent shall be protected
and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

                           (d) No Implied Obligations. The Warrant Agent shall
be obligated to perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability for which it does not receive indemnity if such indemnity is reasonably requested. The Warrant Agent shall not be accountable or under any duty or responsibility for use by the Company of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Holders or on behalf of the Holders pursuant to this Agreement or for the application by the Company of the proceeds of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise.

                           (e) Not Responsible for Adjustments or Validity of
Stock. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the number of shares of Common Stock purchasable upon exercise of each Warrant or the Exercise Price, or with respect to the nature or extent of any adjustment when made, or with respect to the method employed, or herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall not be accountable with respect to the validity or value of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Article IV, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to Article IV, or to comply with any of the covenants of the Company contained in Article IV.

                           SECTION 6.3 Individual Rights of Warrant Agent. The
Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its affiliates or become pecuniarily interested in transactions in which the Company or its affiliates may be interested, or contract with or lend money to the Company or its affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                           SECTION 6.4 Warrant Agent's Disclaimer. The Warrant
Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or the Warrant Certificates and it shall not be responsible for any statement in this Agreement or the Warrant Certificates other than its countersignature thereon.

                           SECTION 6.5 Compensation and Indemnity. The Company
agrees to pay the Warrant Agent from time to time such compensation for its services as the Company and the Warrant Agent shall agree from time to time and to reimburse the Warrant Agent upon request for all reasonable out-of-pocket expenses incurred by it, including the reason- able compensation and expenses of the Warrant Agent's agents and counsel. The Company shall indemnify the Warrant Agent against any loss, liability or expense (including reasonable agents' and attorneys' fees and expenses) incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or performance of its duties under this Agreement. The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Warrant Agent through willful misconduct, negligence or bad faith. The Company's payment obligations pursuant to this Section 6.5 shall survive the termination of this Agreement.

                           To secure the Company's payment obligations under
this Agreement, the Warrant Agent shall have a lien prior to the Warrant Holders on all money or property held or collected by the Warrant Agent.

                           SECTION 6.6 Successor Warrant Agent. (a) The Company
To Provide Warrant Agent. The Company agrees for the benefit of the Holders that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

                           (b) Resignation and Removal. The Warrant Agent may at
any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than 60 days after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective, which date shall not be less than 60 days after such notice is given unless the Warrant Agent otherwise agrees. Any removal under this Section 6.6 shall take effect upon the appointment by the Company as hereinafter provided of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent.

                           (c) The Company To Appoint Successor. In case at any
time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law; or a decree order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up of or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent (or, in the absence of such appointment within 60 days after the notice of resignation or removal, either party hereto may petition the appointment of a successor by a court of competent jurisdiction). Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder; provided, however, that in the event of the resignation of the Warrant Agent under this subsection (c), such resignation shall be effective on the earlier of (i) the date specified in the Warrant Agent's notice of resignation and (ii) the appointment and acceptance of a successor Warrant Agent hereunder.

                           (d) Successor To Expressly Assume Duties. Any
successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

                           (e) Successor by Merger. Any corporation into which
the Warrant Agent hereunder may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its corporate trust business; provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                   ARTICLE VII

                                  Miscellaneous

                           SECTION 7.1 Company Resales. The Company hereby
agrees with each Holder, that the Company shall not resell any Warrants or Warrant Shares it acquires, by purchase or otherwise, except pursuant to an effective registration statement.

                           SECTION 7.2 SEC Reports and Other Information.
Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall, for all periods ending after the date of this Warrant Agreement, file with the SEC and thereupon provide the Warrant Agent and Holders with such annual reports and such information, documents and other reports are as specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections.

                           SECTION 7.3 Rule 144A. The Company hereby agrees with
each Holder, for so long as any Warrants or Warrant Shares remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to any Holder or beneficial owner of Warrants or Warrant Shares in connection with any sale thereof and any prospective purchaser of such Warrants or Warrant Shares from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Warrants or Warrant Shares pursuant to Rule 144A.

                           SECTION 7.4 Persons Benefitting. Nothing in this
Agreement is intended or shall be construed to confer upon any Person other than the Company, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this agreement or any part hereof.

                           SECTION 7.5 Rights of Holders. Except as expressly
contemplated herein, holders of unexercised Warrants are not entitled (i) to receive dividends or other distributions, (ii) to receive notice of or vote at any meeting of the stockholders, (iii) to consent to any action of the stockholders, (iv) to exercise any preemptive right or to receive notice of any other proceedings of the Company or (v) to exercise any other rights whatsoever as stockholders of the Company.

                           SECTION 7.6 Amendment. This Agreement may be amended
by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided, however, that the Company determines, and the Warrant Agent may rely on such determination, that such action shall not affect adversely the rights of the Holders. Any amendment or supplement to this Agreement that has a material adverse effect on the interests of the Holders shall require the written consent of the Holders of a majority of the then outstanding Warrants. The consent of each Holder affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided in Article IV). In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, Warrants owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Warrant Agent shall be protected in relying on any such direction, waiver or consent, only Warrants which the Warrant Agent knows are so owned shall be so disregarded. Also, subject to the foregoing, only Warrants outstanding at the time shall be considered in any such determination.

                           SECTION 7.7 Notices. Any notice or communication
shall be in writing and delivered in Person or mailed by first-class mail addressed as follows:

                  if to the Company:

                         UROHEALTH Systems, Inc.
                         5 Civic Plaza
                         Suite 100
                         Newport Beach, California  92660
                         Attention:  General Counsel

                  with a copy to:

                         Morrison & Foerster LLP
                         199900 MacArthur Blvd.
                         Irvine, California  92612
                         Attention:  Robert M. Mattson

                  if to the Warrant Agent:

                         The Bank of New York
                         101 Barclay Street
                         21 West
                         New York, New York  10286
                         Attention:  Corporate Trust Trustee Administration

                           The Company or the Warrant Agent by notice to the
other may designate additional or different addresses for subsequent notices or communications.

                           Any notice or communication mailed to a Holder shall
be mailed to the Holder at the Holder's address as it appears on the register in which the Company shall provide for the registration of Warrants and Warrant Shares and of transfers and exchanges of Warrants and Warrant Shares and shall be sufficiently given if so mailed within the time prescribed.

                           Failure to mail a notice or communication to a Holder
or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                           SECTION 7.8  Governing Law.  THIS AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                           SECTION 7.9 Successors. All agreements of the Company
in this Agreement and the Warrant Certificates shall bind its successors. All agreements of the Warrant Agent in this Agreement shall bind its successors.

                           SECTION 7.10 Multiple Originals. The parties may sign
any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Agreement.

                           SECTION 7.11 Table of Contents. The table of contents
and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                           SECTION 7.12 Severability. The provisions of this
Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

                           SECTION 7.13 Further Assurances. From time to time on
and after the date hereof, the Company shall deliver or cause to be delivered to the Warrant Agent such further documents and instruments and shall do and cause to be done such further acts as the Warrant Agent shall reasonably request (it being understood that the Warrant Agent shall have no obligation to make such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected hereunder.

                           IN WITNESS WHEREOF, the parties have caused this
Warrant Agreement to be duly executed as of the date first written above.


                                        UROHEALTH SYSTEMS, INC.

                                        By:  /s/  KEVIN M. HIGGINS
                                             ----------------------------------
                                             Name:  Kevin M. Higgins
                                             Title: Senior Vice President



                                        THE BANK OF NEW YORK,
                                          as Warrant Agent,

                                        By:  /s/  VIVIAN GEORGES
                                             ----------------------------------
                                             Name:  Vivian Georges
                                             Title: Assistant Vice President

                                                                       EXHIBIT A



                      [FORM OF FACE OF WARRANT CERTIFICATE]

         "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO RULE 144A, FOR SO LONG AS IT IS AVAILABLE, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR," WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE WARRANT AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND

IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

                           [Unless and until it is exchanged in whole or in part
for Warrants in definitive form, this Warrant may not be transferred except as a whole by the depository to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any such nominee to a successor depository or a nominee of such successor depository. The Depository Trust Company ("DTC") (55 Water Street, New York, New York) shall act as the depository until a successor shall be appointed by the Company and the Warrant Agent. Unless this certificate is presented by an authorized representative of DTC to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL so long as the registered owner hereof, Cede & Co., has an interest herein.] (1)



No. [     ]                                     Certificate for ______ Warrants
                                                CUSIP No. ______________
--------
(1)      To be included only if the Warrant is in global form.

                      WARRANTS TO PURCHASE COMMON STOCK OF
                             UROHEALTH SYSTEMS, INC.


                  THIS CERTIFIES THAT ___________, or its registered assigns, is the registered holder of the number of Warrants set forth above (the "Warrants"). Each Warrant entitles the holder thereof (the "Holder"), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from UROHEALTH Systems, Inc., a Delaware corporation ("the Company"), shares of Common Stock, $0.001 par value, of the Company (the "Common Stock") at the per share exercise price of $9.50 (the "Exercise Price"). The number of shares of Common Stock into which each Warrant will be exercisable (subject to adjustment as provided in the Warrant Agreement) shall be (i) 4.44 or (ii) 9.06 if the Company has Consolidated EBITDA of less than $32.5 million for its fiscal year ended March 31, 1998. The Warrants will be exercisable, at a price per share of $9.50, on or after June 30, 1998. This Warrant Certificate shall terminate and become void as of the close of business on April 1, 2004 (the "Expiration Date") or upon the exercise hereof as to all the shares of Common Stock subject hereto. The number of shares purchasable upon exercise of the Warrants and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

                  This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of April 10, 1997 (the "Warrant Agreement"), between the Company and The Bank of New York (the "Warrant Agent," which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement.

                  As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable at any time or from time to time on any Business Day on or after June 30, 1998; provided, however, that no Warrant shall be exercisable after April 1, 2004. Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part by presentation of this Warrant Certificate.

                  If the Company, in a single transaction or through a series of related transactions, consolidates with or merges with or into any other person or sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its properties and assets to another Person or group of affiliated persons or is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Stock (any such transaction, an "Extraordinary Transaction"), as a condition to consummating any such Extraordinary Transaction, the person formed by or surviving any such consolidation or merger if other than the Company, or the person to whom such transfer has been made (the "Surviving Person") shall enter into a supplemental warrant agreement pursuant to which it agrees to assume all of the obligations of the Company under the Warrants and the Warrant Registration Rights Agreement. If such Extraordinary Transaction occurs prior to June 30, 1998, then (i) the Warrants shall become exercisable immediately upon the consummation of such Extraordinary Transaction for the kind and amount of consideration that the holder thereof would have received as a result of the Extraordinary Transaction if such holder had exercised the Warrant for 4.44 shares of Common Stock, subject to adjustment, immediately prior to the consummation of the Extraordinary Transaction, and (ii) in addition, the Surviving Person shall, upon consummation of the Extraordinary Transaction, issue to each holder of Warrants on that date, a new Warrant Certificate having the same terms as the Warrants but representing the right to receive, on and after June 30, 1998 if the Surviving Person's Consolidated EBITDA for its fiscal year ended March 31, 1998 is less than $32.5 million, the kind and amount of consideration that such holder would have received as a result of the Extraordinary Transaction if such holder had exercised the Warrant for 4.62 shares of Common Stock, subject to adjustment, immediately prior to the consummation of the Extraordinary Transaction.

                  The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to Section 5.2 of the Warrant Agreement but not for any exchange or original issuance (not involving a transfer) with respect to temporary Warrant Certificates, the exercise of the Warrants or the Warrant Shares.

                  Upon any partial exercise of the Warrants, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate in respect of the shares of Common Stock as to which the Warrants shall not have been exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. No fractional Warrant Shares will be issued upon the exercise of the Warrants, but the Company shall pay an amount in cash equal to the market price for one Warrant Share on the trading day immediately preceding the date the Warrant is exercised, multiplied by the fraction of a Warrant Share that would be issuable on the exercise of any Warrant.

                  All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and nonassessable.

                  The Holder in whose name the Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of the Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

                  The Warrants do not entitle any holder hereof to any of the rights of a stockholder of the Company.

                  This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.


                                            UROHEALTH SYSTEMS, INC.

                                            By:
                                               --------------------------------
                                               Title:




Attest:


---------------------------------
Secretary


DATED:

Countersigned:

THE BANK OF NEW YORK,
  as Warrant Agent,


By:------------------------------
      Authorized Signatory

               SCHEDULE OF EXCHANGES OF CERTIFICATED WARRANTS (2)


The following exchanges of a part of this Global Warrant for definitive Certificated Warrants have been made:





                            Amount of                        Number of
                            increase/decrease in             Warrants in
                            Number of                        this Global                        Signature of
                            Warrants in                      Warrant                            authorized
Date of                     this Global                      following                          Signatory of
Exchange                    Warrant                          such increase/decrease             Warrant Agent










--------
(2) To be included only if the Warrant is in global form.

                                                                       EXHIBIT B


                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                      REGISTRATION OF TRANSFER OF WARRANTS

Re: Warrants to Purchase Common Stock (the "Warrants") of UROHEALTH Systems, Inc. (the "Company")

                           This Certificate relates to Warrants held in
definitive form by _______________ (the "Transferor").

                           The Transferor has requested the Warrant Agent by
written order to exchange or register the transfer of a Warrant or Warrants. In connection with such request and in respect of each such Warrant, the Transferor does hereby certify that the Transferor is familiar with the Warrant Agreement relating to the above captioned Warrants and that */:

                  [_]      Such Warrant is being acquired for the Transferor's
own account without transfer.

                  [_]      Such Warrant is being transferred to the Company.

                  [_]      Such Warrant is being transferred pursuant to an
effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act").

                  [_]      Such Warrant is being transferred to a qualified
institutional buyer (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A.

                  [_]      Such Warrant is being transferred in a transaction
meeting the requirements of Rule 144 under the Securities Act.

--------
*/ Please check applicable box.

                  The Warrant Agent and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.




                                                -------------------------------,
                                                [INSERT NAME OF TRANSFEROR]

Date:                                           By:
       -------------------------                   ---------------------------





Confirmed: [Insert name of Transferee]

By:
    ----------------------------------